Exhibit 5.1

                                                   May    , 2000
                                                       ---


Pinnacle Holdings Inc.
301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232


         Re:      Registration Statement on Form S-3


Gentlemen:


     We are acting as counsel for Pinnacle Holdings Inc. , a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $200,000,000 aggregate principal amount of 5.5% Convertible Subordinated Notes due 2007 (the "Notes"), and the shares of common stock, $.001 par value (the "Common Stock"), of the Company as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     Subject to the foregoing exceptions, qualifications and limitations, we are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of March 22, 2000 between the Company and The Bank of New York, as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not believe or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                        Very truly yours,


                                                        HOLLAND & KNIGHT LLP